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                                                      EXHIBIT NO. EX-99(h)(1)(a)

               FUND ADMINISTRATION AND TRANSFER AGENCY AGREEMENT

This Fund Administration and Transfer Agency Agreement (the "Agreement") is made as of this 22nd day of December, 2003, between Gartmore Mutual Funds, an Ohio business trust (the "Trust"), Gartmore SA Capital Trust, a Delaware statutory business trust (the "Administrator") and Gartmore Investor Services, Inc., an Ohio corporation (the "Transfer Agent").

WHEREAS, the Trust is an Ohio business trust, which operates as an open-end management investment company and is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act");

WHEREAS, the Trust previously entered into a Fund Administration Agreement with the Administrator and a Transfer and Dividend Disbursing Agent Agreement with the Transfer Agent and now desires to restate in this Agreement the particular terms under which the Administrator and the Transfer Agent, respectively, previously performed the services covered under the prior two agreements;

WHEREAS, the Trust desires to continue to retain the Administrator to provide the administrative and fund accounting services as described below with respect to certain of the series of the Trust (the "Funds"), each of which as are now, or may hereafter be, listed on Exhibit C to this Agreement, and the Administrator is willing to render such services;

WHEREAS, the Trust desires to continue to retain the Transfer Agent to provide certain transfer and dividend disbursing agency services as described below with respect to the Funds, and the Transfer Agent is willing to render such services; and

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

1. Appointment of Administrator and Transfer Agent and Services and Duties. The Trust hereby appoints the Administrator as administrator of the Trust and the Funds on the terms and conditions set forth in this Agreement; and the Administrator hereby accepts such appointment and agrees to perform the services and duties set forth in Exhibit A of this Agreement in consideration of the compensation provided for in
         Section 4 hereof. The services listed on Exhibit A, along with any additional services that the Administrator shall agree in writing to perform for the Trust hereunder, shall be referred to in this Agreement as "Administration Services." Administration Services shall not include any duties, functions or services to be performed for the Trust by the Trust's investment advisers, subadvisers or custodian pursuant to their agreements with the Trust or by the Transfer Agent pursuant to this Agreement.

         The Trust hereby appoints the Transfer Agent as the transfer agent of the Trust and the Funds on the terms and conditions set forth in this Agreement, and the Transfer Agent hereby

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         accepts such appointment and agrees to perform the services and duties set forth in Exhibit B of this Agreement in consideration of the compensation provided for in Section 4 hereof. The services listed on Exhibit B, along with any additional services that the Transfer Agent shall agree in writing to perform for the Trust hereunder, shall be referred to in this Agreement as "Transfer Agency Services." Transfer Agency Services shall not include any duties, functions or services to be performed for the Trust by the Trust's investment advisers, subadvisers or custodian pursuant to their agreements with the Trust or by the Administrator pursuant to this Agreement.

         Together the Administration Services and the Transfer Agency Services shall be referred to as the "Services" in this Agreement.

         When performing the Services to the Trust and the Funds, the Administrator and the Transfer Agent will each comply with the provisions of the Trust's Declaration of Trust, Bylaws, Code of Ethics and Registration Statements, will safeguard and promote the welfare of the Trust and the Funds, and will comply with the policies that the Trustees may from time to time reasonably determine, provided that such policies are not in conflict with this Agreement, the Trust's governing documents, or any applicable statutes or regulations.

2. Subcontracting. The Administrator and Transfer Agent may each, at it's own expense, subcontract with any entity or person concerning the provision of the Services; provided, however that neither the Administrator or Transfer Agent shall be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that each of the Administrator and Transfer Agent shall be responsible, to the extent provided in sections 7 and 8, respectively, for all acts of such subcontractor as if such acts were its own including any payment for services provided by subcontractor.

3. Expenses. The Administrator and the Transfer Agent shall be responsible for expenses incurred in providing the Services to the Trust, including the compensation of the Administrator's and Transfer Agent's employees who serve as officers of the Trust, except as provided for in Exhibit
         C. The Trust (or the Trust's investment adviser) shall be responsible for all other expenses of the Trust, including without limitation: (i) investment advisory and subadvisory fees; (ii) interest and taxes;
         (iii) brokerage commissions, short sale dividend expenses and other costs in connection with the purchase or sale of securities and other investment instruments; (iv) fees and expenses of the Trust's trustees, other than those who are "interested persons" of the Administrator or investment adviser of the Trust; (v) legal and audit expenses; (vi) custodian fees and expenses; (vii) fees and expenses related to the registration and qualification of the Trust and the Trust's shares for distribution under state and federal securities laws; (viii) expenses of printing and mailing reports and notices and proxy material to beneficial shareholders of the Trust; (ix) all other expenses incidental to holding meetings of the Trust's shareholders, including proxy solicitations therefor; (x) insurance premiums for fidelity and other coverage; (xi) association membership dues; (xii) such nonrecurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust is a party and the legal obligation which the Trust may have to indemnify the Trust's trustees and officers with respect thereto.

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4.       Compensation. For the Services provided, the Trust hereby agrees to pay and the Administrator and Transfer Agent hereby agree to accept as full compensation for the services rendered hereunder the fee listed for the Trust on Exhibit C. Such fees will be computed daily and payable monthly at an annual rate based on a Fund's average daily net assets and will be paid monthly as soon as practicable after the last day of each month.

         In case of termination of this Agreement during any month, the fee for that month shall be reduced proportionately on the basis of the number of business days during which it is in effect, and the fee computed upon the average net assets for the business days it is so in effect for that month.

5. Anti-Money Laundering Program ("AML Program"). The Trust and the Transfer Agent have each adopted and implemented anti-money laundering policies, procedures and controls that comply and will continue to comply in all respects with the requirements of anti-money laundering laws and regulations applicable to investment companies. Each of the Trust and the Transfer Agent will at all times during its relationship with the other party strictly adhere to its respective anti-money laundering policies, procedures and controls.

         a. Anti-Money Laundering Policies. Each of the Trust and Transfer Agent hereby represents and warrants that it has anti-money laundering policies, and procedures that are in compliance with federal, state and local laws and regulations applicable to investment companies, as may be amended from time to time. Each of the Trust and Transfer Agent hereby represents and warrants that it: 1) has a designated compliance officer responsible for administering and enforcing its anti-money laundering program; 2) will provide on-going training to its employees in its anti-money laundering policies and procedures and applicable anti-money laundering laws; 3) will periodically audit its anti-money laundering program and 4) will consent to fully cooperate with any federal examiner for the purposes of obtaining records and information related to the AML Program for the Trust.

                  b. Account Opening Procedures. To the extent the Transfer Agent receives and processes account applications for the Trust, the Transfer Agent shall ensure each customer (as defined under 31 CFR Section 103.131(a)(2) ("Customer") who is seeking to open an "account" (as defined under 31 CFR Section 103.131(a)(1) ("Account") provides the required data elements listed under 31 CFR Section 103.131(b)(2)(i) ("Identification Data"), prior to opening an Account for a Customer. In addition, the Transfer Agent shall ensure that each Customer receives the notice required under 31 CFR Section 103.131(b)(5) prior to opening the Customer's Account.

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                  c.       Due Diligence. To the extent that the Transfer Agent
                           receives and processes account applications, the Transfer Agent, using documentary and non-documentary methods to verify some or all of the Identification Data, shall, to the extent reasonable and practicable, verify the identities of, and conduct due diligence (and, where appropriate, enhanced due diligence) with regard to, all Customers seeking to open an Account and, where applicable based on a reasonable risk-based assessment, the principal beneficial owners on whose behalf a Customer is seeking to open an Account, in accordance with the Transfer Agent's anti-money laundering policies, procedures and controls, and this Agreement. Such methods must allow the Transfer Agent to form a reasonable belief that it knows the true identity of the Customer within a reasonable time frame after opening the Account for the Customer. In the event that the Transfer Agent cannot, within a reasonable period after opening an Account for a Customer, verify the identity of the Customer or cannot form a reasonable belief that it knows the true identity of the Customer, the Transfer Agent will promptly notify the Trust and the Anti-Money Laundering Compliance Officer of the Trust.

                  d. Anti-Money Laundering Records. To the extent that the Transfer Agent receives and processes account applications, the Transfer Agent will hold all identifying information of each Customer seeking to open an Account and, where applicable based on a reasonable risk-based assessment, the beneficial owners on whose behalf a a Customer is seeking to open an Account, in accordance with the Transfer Agent's anti-money laundering policies, procedures and controls, and this Agreement, and maintain such information for at least five years following an investor's final redemption from a Fund. In addition, the Transfer Agent will create and maintain: (i) a description of any document relied on to verify the Identification Data; (ii) a description of the methods used and the results of such verification; and (iii) a description of the resolution of any substantive discrepancy discovered when verifying the identity of any such customer. The Transfer Agent will maintain the information listed in (i)-(iii) for a period of five years after such record was made. The Transfer Agent shall promptly make such information required under this sub-section d available to the Trust or federal regulatory or law enforcement agencies upon proper request without violating any privacy laws as described in Section 6.

                  e. Prohibited Customers. The Transfer Agent will take all reasonable and practicable steps to ensure that it does not accept or maintain investments in any Fund, either directly or indirectly, from the following types of prohibited investors (collectively, "Prohibited Investors"):

                           1)       A person or entity whose name appears on:

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                                    (i)      the List of Specially Designated
                                             Nationals and Blocked Persons
                                             maintained by the U.S. Office of
                                             Foreign Assets Control ("OFAC") and
                                             any other prohibited lists
                                             determined by such office;

                                    (ii)     such other lists of prohibited
                                             persons and entities as may be
                                             mandated by applicable U.S. law or
                                             regulation; or

                                    (iii)    such other lists of prohibited
                                             persons and entities as may be
                                             provided to the Transfer Agent by
                                             the Trust;

                           2) A foreign shell bank (i.e., a bank with no physical presence in any country) ("Foreign Shell Bank");

                           3) An offshore bank (i.e., a non-U.S. bank that is permitted to conduct banking activities pursuant to a license issued by a foreign jurisdiction that as a condition of the license, prohibits the licensed entity from conducting banking activity with the citizens or in the currency of the jurisdiction that issued the license) ("Offshore Bank");

                           4) A person or entity resident in, or whose subscription funds originate from, a country or territory that appears on a list maintained by the Financial Action Task Force on Money Laundering ("Non-Cooperative Jurisdiction"); or

                           5) A person or entity who gives the Transfer Agent reason to believe that its subscription funds originate from, or are routed through, an account maintained at a Foreign Shell Bank, an offshore bank, or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

                  f. Notification. The Transfer Agent will immediately notify the Trust and the Anti-Money Laundering Compliance Officer of the Trust if it knows, or has reason to suspect, that a prospective or existing investor, or the principal beneficial owners on whose behalf a prospective or existing investor has made or is attempting to make, an investment, is a Prohibited Investor.

                  g. Suspicious Activity. In consultation with the Anti-Money Laundering Compliance Officer of the Trust, and to the extent that investor purchase and redemption orders are processed by the Transfer Agent, the Transfer Agent shall develop and implement measures to monitor investor activity in the Trust and will immediately notify the Trust and the Anti-Money Laundering Compliance Officer of the Trust if it becomes aware of any suspicious activity or pattern of activity or any activity that may require further review to determine whether it is suspicious.

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                  h.       Survivability. The provisions of this Anti-Money
                           Laundering Section (Section 5) shall survive the termination of the Agreement.

6. Privacy. Nonpublic personal financial information relating to shareholders or prospective investors in the Funds provided by, or at the direction of the Trust to the Administrator or Transfer Agent, or collected or retained by the Administrator or Transfer Agent in the course of performing the Services, shall be considered confidential information. The Administrator or the Transfer Agent shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of the Administrator and Transfer Agent or other Trust service providers that have a legitimate need for such information except at the direction of the Trust or as required or permitted by law (including applicable Anti-Money Laundering laws). The Administrator and Transfer Agent each represent, warrant and agree that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to shareholders or prospective investors in the Funds. The Trust represents to the Administrator and the Transfer Agent that the Trust has adopted a statement of its privacy policies and practices as required by the Securities and Exchange Commission's Regulation S-P and the Trust agrees to provide the Administrator and the Transfer Agent with a copy of that statement annually.

7.       Responsibility of Administrator.

         a. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of the Administrator, who may be or become an officer or trustee of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with the duties of the Administrator hereunder) in accordance with his responsibilities to the Trust as such officer or trustee, to be rendering such services to or acting solely for the Trust and not as an officer, director, partner, employee or agent or one under the control or direction of the Administrator even through paid by the Administrator.

         b. The Administrator shall be kept indemnified by the Trust and be without liability for any action taken or thing done by it in performing the Administration Services in accordance with the above standards; provided, however, that the Trust will not indemnify the Administrator for the portion of any loss or claim caused, directly or indirectly, by the negligence, wilfull misfeasance or bad faith of the Administrator or by the Administrator's reckless disregard of its duties and obligations hereunder. In order that the indemnification provisions contained in this Section 5 shall apply,
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                           however, it is understood that if in any case the
                           Trust may be asked to indemnify or save the Administrator harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Administrator will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend the Administrator against any claim which may be the subject of this indemnification. In the event that the Trust so elects, it will so notify the Administrator and thereupon the Trust shall take over complete defense of the claim, and the Administrator shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Section. The Administrator shall in no case confess any claim or make any compromise or settlement in any case in which the Trust will be asked to indemnify the Administrator except with the Trust's written consent.

         8.       Responsibility of Transfer Agent.

                  a. The Transfer Agent shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of the Transfer Agent, who may be or become an officer or trustee of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with the duties of the Transfer Agent hereunder) in accordance with his responsibilities to the Trust as such officer or trustee, to be rendering such services to or acting solely for the Trust and not as an officer, director, partner, employee or agent or one under the control or direction of the Transfer Agent even through paid by the Transfer Agent.

                  b. The Transfer Agent shall be kept indemnified by the Trust and be without liability for any action taken or thing done by it in performing the Transfer Agency Services in accordance with the above standards; provided, however, that the Trust will not indemnify the Transfer Agent for the portion of any loss or claim caused, directly or indirectly, by the negligence, wilfull misfeasance or bad faith of the Transfer Agent or by the Transfer Agent's reckless disregard of its duties and obligations hereunder. In order that the indemnification provisions contained in this Section 5 shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or save the Transfer Agent harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Transfer Agent will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the

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                           probability of such a claim for indemnification
                           against the Trust. The Trust shall have the option to defend the Transfer Agent against any claim which may be the subject of this indemnification. In the event that the Trust so elects, it will so notify the Transfer Agent and thereupon the Trust shall take over complete defense of the claim, and the Transfer Agent shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Section. The Transfer Agent shall in no case confess any claim or make any compromise or settlement in any case in which the Trust will be asked to indemnify the Transfer Agent except with the Trust's written consent.

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         9.       Duration and Termination.

                  a. This Agreement shall become effective as of the date first written above. The Agreement may be terminated at any time, without payment of any penalty, by either party upon 90 days' advance written notice to the other party. The Agreement may also be terminated immediately upon written notice to the other party in the event of a material breach of any provision of this Agreement by such other party.

                  b. Upon the termination of this Agreement, the Trust shall pay to the Administrator and Transfer Agent such compensation as may be payable prior to the effective date of such termination. In the event that the Trust designates a successor to any of the Administrator's or Transfer Agent's obligations hereunder, the Administrator and/or Transfer Agent shall, at the direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by the Administrator or the Transfer Agent under the foregoing provisions.

         10. Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

         11. Non-Exclusivity. The Services provided by the Administrator and the Transfer Agent under the Agreement are not deemed to be exclusive. Both the Administrator and the Transfer Agent are free to render such services to others and to engage in any other business or activity.

         12. Notices. Notices of any kind to be given to the Trust hereunder by the Administrator or the Transfer Agent shall be in writing and shall be duly given if delivered to the Trust at the following address:

                           Gartmore Mutual Funds
                           1200 River Road
                           Conshohocken, PA 19428
                           Attn: Legal Department

                  Notices of any kind to be given to the Administrator hereunder by the Trust or the Transfer Agent shall be in writing and shall be duly given if delivered to the Administrator at:

                           Gartmore SA Capital Trust
                           1200 River Road
                           Conshohocken, PA 19428
                           Attn: Legal Department

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                  Notices of any kind to be given to the Transfer Agent
                  hereunder by the Trust or the Administrator shall be in writing and shall be duly given if delivered to the Transfer Agent at:

                           Gartmore Investors Services, Inc.
                           1200 River Road
                           Conshohocken, PA 19428
                           Attn:  Legal Department

         13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Sections 7 and 8, hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. This Agreement shall be governed by and construed to be in accordance with substantive laws of the State of Ohio without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

         14. The Trust and its Trustees. The Trust is a business trust organized under Chapter 1746, Ohio Revised Code and under a Declaration of Trust dated as of October 30, 1997, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Ohio, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Trust entered into in the name or on behalf thereof by any of Gartmore Mutual Funds trustees, officers, employees or agents are not made individually, but only in their capacities with respect to the Trust. Such obligations are not binding upon any of the Trustees, shareholders, officers, or employees of the Trust personally, but bind only the assets of the Trust, as set forth in Section 1746.13(A), Ohio Revised Code. All persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the series/Trust.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                      GARTMORE MUTUAL FUNDS

                                      By:______________________________________

                                      Name:

                                      Title:

                                      GARTMORE SA CAPITAL TRUST

                                      By:______________________________________

                                      Name:

                                      Title:

                                      GARTMORE INVESTORS SERVICES, INC.

                                      By:______________________________________

                                      Name:

                                      Title:

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                                    EXHIBIT A
                              GARTMORE MUTUAL FUNDS
                Fund Administration and Transfer Agency Agreement

                             ADMINISTRATION SERVICES

                  As Administrator, and subject to the supervision and control of the Trust's Board of Trustees, the Administrator will provide facilities, equipment, and personnel to carry out the following administrative and fund accounting services for operation of the business and affairs of the Trust and each of the Funds covered by this Agreement:

                  a. Prepare, file, and maintain the Trust's governing documents, including the Declaration of Trust, the Bylaws, minutes of meetings of Trustees and shareholders;

                  b. Prepare for, conduct and facilitate shareholder meetings as well as prepare, file, print and distribute proxy statements for meetings of shareholders;

                  c. Prepare and file on a timely basis with the Securities and Exchange Commission and the appropriate state securities authorities the registration statements for the Trust, relating to the Funds and the Funds' shares, and all amendments thereto, the Trust's reports pursuant to Investment Company Act Rule 24f-2, prospectuses, proxy statements, and such other documents as may be necessary or convenient to enable the Trust to make continuous offering of the Funds' shares and to conduct its affairs;

                  d. Assist the independent auditors in their audits of the Funds;

                  e. Compile and publicly disclose information on the proxy voting of each of the Funds;

                  f. Prepare, negotiate, and administer contracts on behalf of the Funds with, among others, the Trust's custodian and other third parties;

                  g.       Supervise the Trust's custodian;

                  h. Advise the Trust and its Board of Trustees on matters concerning the Funds and their affairs, prepare board materials for regularly scheduled and special meetings of the Board of Trustees and make arrangements for such meetings;

                  i. Prepare and have filed on a timely basis the Federal and State income and other tax returns for the Funds;

                  j. Examine and review the operations of the Funds, and the Trust's custodian, transfer agent and investment adviser and the Funds' subadvisers, if any, to monitor and promote compliance with applicable state and federal law;

                  k. Coordinate the layout and printing of publicly disseminated prospectuses and reports;

                  l.       Provide the Trust with office space and personnel;

                  m. Assist with the design, development, and operation of the Funds;

                  n. Provide individuals reasonably acceptable to the Trust's Board of Trustees for nomination, appointment, or election as officers of the Trust, who will be responsible for the management of certain of the Trust's affairs as determined by the Trust's Board of Trustees;

                  o. Monitor the Trust's compliance with Sections 851 through 855 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, so as to enable the Trust and each Fund to comply with the diversification requirements applicable to investments of variable contracts and for each to maintain its status as a "regulated investment company;"

                  p. Obtain and keep in effect fidelity bonds and directors and officers/errors and omission insurance policies for the Trust and each of the Funds; and

                  q. Provide the Trust and each Fund with fund accounting services, including but not limited to the following services:

                           1) keeping and maintaining the following books and records of the Trust and each of the Funds pursuant to Rule 31a-1 under the Investment Company Act, including:

                                    a)       journals containing an itemized
                                             daily record of all purchase and
                                             sales of securities, all receipts
                                             and disbursements of cash and all
                                             other debit and credits, as
                                             required by Rule 31a-1(b)(1);

                                    b)       general and auxiliary ledgers
                                             reflecting all asset, liability,
                                             reserve, capital, income and
                                             expense accounts, including
                                             interest accrued and interest
                                             received, as required by Rule
                                             31a-1(b)(2)(i);

                                    c)       separate ledger accounts required
                                             by Rule 31a-1(b)(2)(ii) and (iii);
                                             and

                                    d)       a monthly trial balance of all
                                             ledger accounts (except shareholder
                                             accounts) as required by Rule
                                             31a-1(b)(8).

                           2) performing the following accounting services on a regular basis for each Fund, as may be reasonably requested by the Trust:

                                    a)       calculate the net asset value per
                                             share;

                                    b)       calculate the dividend and capital
                                             gain distribution, if any;

                                    c)       calculate a Fund's yield and total
                                             return (to the extent necessary or
                                             desirable);

                                    d)       reconcile cash movements with the
                                             Trust's custodian;

                                    e)       affirm to the Trust's custodian all
                                             portfolio trades and cash
                                             movements;

                                    f)       verify and reconcile with the
                                             Trust's custodian all daily trade
                                             activity;

                                    g)       provide such reports as may be
                                             required by the Trust;

                                    h)       prepare the Trust's financial
                                             statements, including oversight of
                                             expense accruals and payments;

                                    i)       calculate the deviation between
                                             marked-to-market and amortized cost
                                             valuations for any money market
                                             funds;

                                    j)       obtain security prices from
                                             independent pricing services, or if
                                             such quotes are unavailable, then
                                             determine such prices as provided
                                             for in the Trust's valuation
                                             procedures;

                                    k)       post summary shareholder activity
                                             received from the Transfer Agent
                                             and reconcile share balances,
                                             including receivables and payables
                                             with the Transfer Agent on a daily
                                             basis;

                                    l)       provide such other similar services
                                             with respect to a Fund as may be
                                             reasonably requested by the Trust;
                                             and

                                    m)       develop the financial statements
                                             and other information for the
                                             reports to shareholders and
                                             regulatory authorities, including
                                             Form N-SAR and Form N-CSR.

                           3) Provide accounting reports in connection with the Trust's annual audit, regulatory filings, compliance reporting, tax reporting, total return calculations and other audits and examinations by regulatory agencies.

                           4) Develop the financial statements and other information for the reports to shareholders and regulatory authorities, including Form N-SAR and Form N-CSR.

                  r. Assist in all aspects of the Funds' operations other than those provided under other specific contracts.

                  The foregoing, along with any additional services that the Administrator shall agree in writing to perform for the Trust hereunder, shall hereafter be referred to as "Administration Services." In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator hereby agrees that all records that it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Administrator further agrees to preserve for the periods prescribed by Investment Company Act Rule 31a-2 the records required to be maintained by Investment Company Act Rule 31a-1. Administration Services shall not include any duties, functions, or services to be performed for the Trust by the Trust's investment adviser, custodian, or transfer agent pursuant to their agreements with the Trust.

                  The Administrator acknowledges the importance of efficient and prompt transmission of information to the life insurance companies affiliated with the Administrator ("Nationwide") and other omnibus accounts. The Administrator agrees to use its best efforts to meet the deadline for transmission of pricing information presently set by Nationwide and other omnibus account holders and such other time deadlines as may be established from time to time in the future.

                                    EXHIBIT B
                              GARTMORE MUTUAL FUNDS
                Fund Administration and Transfer Agency Agreement

                            TRANSFER AGENCY SERVICES

1.       In providing transfer agency services, the Transfer Agent shall:

         a. Maintain all shareholder account records including the current name and address, and number of shares and fractional shares owned by each shareholder of a Fund;

         b.       Deposit and process all purchases on a daily basis;

         c. Establish new accounts including procurement of tax identification numbers;

         d.       Process all redemptions including systematic withdrawals;

         e. Examine and process all legal changes in share registrations and transfers of ownership;

         f. Provide shareholder servicing support to respond to inquiries from investors and representatives selling shares of the Funds; and

         g. Issue and send confirmation statements and periodic account statements.

2. The Transfer Agent shall act as the dividend disbursing agent and shall:

         a. Calculate the shareholders' dividends and capital gains distributions; and

         b. Process dividend payments and capital gains distributions, including the purchase of new shares through dividend reimbursement.

3.       The Transfer Agent shall also:

         a. Address and mail semi-annual reports, annual reports and prospectuses;

         b. Prepare and mail all necessary reports to investors, state and federal authorities, including applicable Internal Revenue Service forms;

         c.       Issue replacement checks and maintain a "Stop Payment" file;

         d.       Solicit tax identification numbers;

         e. Provide comprehensive accounting controls and reconciliations of all cash flow and settlement; and

         f.       Calculate applicable commissions on shareholder transactions.

As to the Transfer Agency Services, the Transfer Agent shall keep and maintain, or provide for the keeping and maintenance, on behalf of the Trust all books and records which the Trust is, or may be, required to keep and maintain pursuant to applicable statutes, rules and regulations in providing such services, except those specifically required to be retained by the Administrator as described in Exhibit A. The Transfer Agent further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the Securities and Exchange Commission at reasonable times or otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders, except when requested to divulge such information by duly-constituted authorities or court process, or as requested by the Trust, a shareholder or a shareholder's agent or the dealer of record with respect to information concerning an account as to which such shareholder has either a legal or beneficial interest.

EXHIBIT C

                              GARTMORE MUTUAL FUNDS
                Fund Administration and Transfer Agency Agreement

                                  FEE SCHEDULE

FEES

The Trust shall pay fees to the Administrator and Transfer Agent, as set forth in the schedule directly below, for the provision of services covered by this Agreement. Fees will be computed daily and payable monthly at an annual rate based on the aggregate amount of the Trust's average daily net assets. The Trust will also be responsible for out-of-pocket expenses (including, but not limited to, the cost of the pricing services that the Administrator utilizes and any networking fees paid as out-of-pocket expenses) reasonably incurred by the Administrator and the Transfer Agent in providing services to the Trust. All fees and expenses shall be paid by the Trust to the Administrator on behalf of the Administrator and the Transfer Agent.

                                      Aggregate* Fee as a
Trust Asset Level#                 Percentage of Net Assets
-----------------------------------------------------------
Up to $1 billion                            0.25%
$1 billion up to $3 billion                 0.18%
$3 billion up to $4 billion                 0.14%
$4 billion up to $5 billion                 0.07%
$5 billion up to $10 billion                0.04%
$10 billion up to $12 billion               0.02%
$12 billion or more                         0.01%

         * Includes fund administration and transfer agency services.

         # The assets of each of the Investor Destinations Funds (listed below) are excluded from the Trust asset level amount in order to calculate this asset based fee. The Investor Destinations Funds do not pay any part of this fee.

FUNDS OF THE TRUST

Gartmore Nationwide Fund
         (formerly Gartmore Total Return Fund)
Gartmore Growth Fund
         (formerly Nationwide Growth Fund)
Gartmore Millennium Growth Fund
         (formerly Nationwide Mid Cap Growth Fund)
Gartmore Bond Fund
         (formerly Nationwide Bond Fund)
Gartmore Tax-Free Income Fund

         (formerly Nationwide Tax-Free Income Fund)
Gartmore Government Bond Fund
         (formerly Nationwide Intermediate U.S. Government Bond Fund and Nationwide U.S. Government Bond Fund)
Gartmore Money Market Fund
         (formerly Nationwide Money Market Fund)
Gartmore Value Opportunities Fund
         (formerly Nationwide Value Opportunities Fund)
Gartmore High Yield Bond Fund
         (formerly Nationwide High Yield Bond Fund)
Gartmore U.S. Growth Leaders Fund
         (formerly Nationwide Focus Fund and
         Gartmore Growth 20 Fund)
Gartmore Morley Capital Accumulation Fund
         (formerly Morley Capital Accumulation Fund and
         Nationwide Morley Capital Accumulation Fund)
Gartmore Morley Enhanced Income Fund
         (formerly Morley Enhanced Income Fund and
         Nationwide Morley Enhanced Income Fund)
Gartmore Global Technology and Communications Fund
         (formerly Nationwide Global Technology and Communications Fund) Gartmore Global Health Sciences Fund
         (formerly Nationwide Global Life Sciences Fund)
NorthPointe Small Cap Value Fund
Gartmore International Growth Fund
Gartmore European Leaders Fund
Gartmore Worldwide Leaders Fund
         (formerly Gartmore Global Leaders Fund)
Gartmore Emerging Markets Fund
Gartmore Global Small Companies Fund
Gartmore OTC Fund
Gartmore Asia Pacific Leaders Fund
Gartmore Global Financial Services Fund
Gartmore Global Utilities Fund
Gartmore Nationwide Leaders Fund
         (formerly Gartmore U.S. Leaders Fund)
Nationwide Small Cap Index Fund
Nationwide International Index Fund
Nationwide Bond Index Fund
Nationwide Mid Cap Market Index Fund
Nationwide S&P 500 Index Fund
Gartmore Large Cap Value Fund
         (formerly Prestige Large Cap Value Fund and

         Nationwide Large Cap Value Fund)
Nationwide Small Cap Fund
         (formerly Prestige Small Cap Fund)
Gartmore Investor Destinations Aggressive Fund
         (formerly Investor Destinations Aggressive Fund and
         Nationwide Investor Destinations Aggressive Fund)
Gartmore Investor Destinations Moderately Aggressive Fund
         (formerly Investor Destinations Moderately Aggressive Fund and Nationwide Investor Destinations Moderately Aggressive Fund)
Gartmore Investor Destinations Moderate Fund
         (formerly Investor Destinations Moderate Fund and
                  Nationwide Investor Destinations Moderate Fund) Gartmore Investor Destinations Moderately Conservative Fund
         (formerly Investor Destinations Moderately Conservative Fund and Nationwide Investor Destinations Moderately Conservative Fund)
Gartmore Investor Destinations Conservative Fund
         (formerly Investor Destinations Conservative Fund and
         Nationwide Investor Destinations Conservative Fund)
Gartmore Micro Cap Equity Fund
Gartmore Mid Cap Growth Fund
Gartmore Long-Short Equity Plus Fund
Gartmore Nationwide Principal Protected Fund
Gartmore Long-Short Fund
Gartmore Market Neutral Bond Plus Fund
Gartmore Convertible Fund